Exhibit 10.11

DYNACURE

300 BOULEVARD SEBASTIEN BRANT

67400 ILLKIRCH GRAFFENSTADEN

On 10/22/2018

Client Reference:	[XXX] – DYNACURE
File Reference:	[XXX] - DYNACURE
Case followed by:	[XXX]
Tel: [XXX]

NOTICE OF DISBURSEMENT No. D201810/06375

Date disbursement	Title	Disbursement
10/22/2018	Other mezzanine loans Bpifrance Financement Financing holdback Bpifrance Financement Application fees (PLMT) Bpifrance Financement	500 000,00 -25 000,00 -2 000,00

Net to disburse		473 000,00

Available balance		0,00

We are pleased to inform you that this amount will be transferred to your bank account [XXX]

Bpifrance Financement

SA with a share capital of 839 907 320 euros - 320 252 489 RCS CRETEIL - N° TVA FR 27 320 252 489

Registered office: 27-31 Avenue du General Leclerc- 94710 Maisons-Alfort Cedex- Tel.: 01.41.79.80.00- Fax: 01.41.79.80.01 - bpifrance.fr

Contract n° DOS0078073/00

LOAN AGREEMENT

SEED CAPITAL INVESTMENT EIF

N° DOS0078073/00

Between

1°) BPIFRANCE FINANCEMENT

A French public limited company (société anonyme), with a share capital of EUR 839,907,320, registered with the Trade and Companies Register of Creteil under number 320 252 489, and whose registered office is located at:

27-31 AVENUE DU GENERAL LECLERC

94710 MAISON-ALFORT CEDEX

Represented by Mr. Clement BACK,

Hereinafter referred to as “Bpifrance Financement” or “the Lender”,

On the one hand,

And

2°) DYNACURE

A French simplified joint stock company (société par actions simplifiée), with a share capital of EUR 86,381, registered with the Trade and Companies Register of Strasbourg under number 817 666 217, and whose registered office is located at:

PARC D’INNOVATION

650, BD GONTHIER D’ANDERNACH

67400 ILLKIRCH GRAFFENSTADEN

Represented by the foreign-law company TOULON, acting as President, itself represented by Mr. Stephane VAN ROOIJEN

Hereinafter referred to as “the Borrower”,

On the other hand,

IT HAS BEEN AGREED AS FOLLOWS:

The Lender makes a professional loan to the Borrower on the terms and conditions set out below under the following headings “SPECIAL TERMS AND CONDITIONS” and “GENERAL TERMS AND CONDITIONS”.

This loan is supported by the “lnnovFin SME Guarantee” (lnnovFin SME Guarantee), with the financial support of the European Union as part of the Horizon 2020 Financial Instruments program and the European Fund for Strategic Investments (EFSI) set up in the framework of the investment program for Europe. The aim of the EFSI is to support the financing and implementation of profitable investments within the European Union and to ensure an easy access to financing.

Contract n° DOS0078073/00

SPECIAL TERMS AND CONDITIONS

Borrower Reference: DYNACURE

File Reference: DOS0078073/00

Purpose: Strengthening the financial structure

Total amount of the loan: EUR 500 000

Duration: 8 years (EIGHT YEARS)

Rate: 4,07 % per year (FOUR POINT ZERO SEVEN percent per year)

The above mentioned rate is guaranteed until 10/31/2018.

For all sums disbursed after the expiration date of the interest rate guarantee, any variation in the TME (taux moyen mensuel des emprunts de l’Etat à long-terme, or average monthly rate of return on long-term government bonds), between that of the month preceding the date of the offer and that of the month preceding the date of each disbursement, will lead to a correlative variation of the rate.

In any case, the interest rate of the loan may not be less than 0% (zero percent) per year.

Repayment: 12 Quarter(s) of deferred capital amortization followed by 20 quarterly installments in arrears comprising capital repayment and interest payments, the first installment being set on 03/31/2022 and the last on 12/31/2026. In addition, during the period of deferred capital amortization, the interests will be paid in arrears on a quarterly basis.

Percentage rate of charge (PRC): 4.94% (FOUR POINT NIGHTY-FOUR percent) per year, i.e. a period rate of 1.23% (ONE POINT TWENTY-THREE percent).

Type of amortization: Fixed amortization (linear amortization)

SPECIFIC GUARANTEES AND CLAUSES

Contract n° DOS0078073/00

1-

The sum of EUR 25,000.00 will be deducted from the loaned funds. This sum will be retained by the Lender as a cash pledge. In accordance with the provisions of article 2341 paragraph 2 of the French Civil Code, the Lender is exempt from keeping the pledged sums separate from those belonging to it. The claim of the Borrower in repayment of the cash pledge will be paid at the value of CNO TEC 5 (Comité de Normalisation Obligataire, Taux de l’Echéance Constante) of the day before the last business day of the month preceding the date of the first disbursement (rounded to two decimals). As an indication, the CNO TEC 5 of September 2018 is 0.06%. In case the reference rate would be negative, it would be set at 0% (zero percent). This claim and the interest generated will be reimbursed to the Borrower at the end of the contract, in the absence of any outstanding debts. The Lender may withdraw from the cash pledge all sums that have become due under this agreement, without prior notice to the Borrower.

2-	This financing benefits from a 30.00% (THIRTY percent) guarantee from the National Seed Loan Guarantee Fund (Fonds National de Garantie Prêt d’Amorçage Investissement).

3-	This financing benefits from a guarantee from the European Investment Fund (EIF) up to 50.00% (FIFTY percent).

4-

Delivery of a bank certificate of deposit of funds for a minimum amount of EUR 1,000,000 and delivery of the minutes of the General Shareholders’ Meeting mentioning the new allocation of share capital.

5-

Prior to the disbursement of the loan, [XXX] shall adhere to the death insurance contract—Total Irreversible Loss of Autonomy subscribed by the Lender with the C.N.P., subject to acceptance by the insurance company. The insured amount will be equal to EUR 500,000.

6-	The funds of the loan will be disbursed in a single installment and in total before 01/04/2019. A new agreement will be required after this date.

7-	A sum of EUR 2,000 shall be deducted for administrative expenses; it shall be fully deducted from the amount of the first disbursement and shall remain the property of the Lender.

GENERAL TERMS AND CONDITIONS

Contract n° DOS0078073/00

GENERAL TERMS AND CONDITIONS REGARDING RATES

PERCENTAGE RATE OF CHARGE

The Borrower certifies that it has provided the Lender with the information necessary for the determination of the PRC relating to the remuneration of intermediaries. The Borrower acknowledges having obtained from the Lender the information necessary to assess the cost of the loan.

In order to meet the Borrower’s need for information, the PRC is specified in the SPECIFIC TERMS AND CONDITIONS of the loan for a total disbursement made in one installment on that date.

The overall percentage rate has been calculated based on the value of the rate on the date of signature of the present master agreement.

GENERAL TERMS AND CONDITIONS – FIXED RATE

INTERESTS

The applicable interest rate is defined in the SPECIAL TERMS AND CONDITIONS of the Loan or of the tranche of the loan. The request for disbursement must be communicated to the Lender 3 business days before the requested date for disbursement. Interest shall accrue from the first payment made on behalf of the Borrower. They shall be calculated based on the amount of the successive amounts debited to the Borrower’s account by the Lender and not repaid and on the expenses incurred, on the basis of a 360-day year and 30-day month. In the case of non-annual maturities, the interest rate applied to the agreed period shall be proportionate to the annual rate stipulated.

In any case, the interest rate of the loan may not be less than 0% (zero percent) per year.

EARLY REPAYMENTS

Repayment terms are stipulated in the interest of both the Lender and the Borrower. Subject to a one month’s notice, the Borrower may reimburse the total amount of this loan in advance.

Any early repayment, whether voluntary or involuntary, and in particular in the cases of mandatory early repayment as set out in this contract, shall be subject to a lump-sum indemnity equal to 5% (five percent) of the capital repaid in advance, if the early repayment takes place during the period of deferred amortization of the capital and reduced to 3% (three percent) after this period. The acceptance by the Lender of the early repayment is subject to the actual payment of the indemnity due.

LATE PAYMENT PENALTIES

Any amount that becomes due shall immediately and automatically, without need for formal notice, produce interest at the rate of the loan plus three points. The same shall apply to any advances made by the Lender on behalf of the Borrower. The present clause shall not prevent the Borrower from demanding repayment of the debt resulting from the present contract.

Contract n° DOS0078073/00

GENERAL TERMS AND CONDITIONS REGARDING GUARANTEES

INSURANCE FOR DEATH AND TOTAL AND IRREVERSIBLE LOSS OF AUTONOMY

The subscription to the group insurance policy or the assignment of a death and total and irreversible loss of autonomy insurance policy to be subscribed to is subject to acceptance by the Insurance Company. The loan may not be used before receipt of this acceptance.

OTHER GENERAL TERMS AND CONDITIONS

DELIVERY OF FUNDS

The funds will be available after regularisation, on the one hand, of the SEPA Direct Debit Mandate in favor of the Lender and of the present deed which is equivalent to prior notification to the SEPA Direct Debit, which the Borrower acknowledges and accepts, and on the other hand, of all acts and formalities in accordance with the SPECIFIC and GENERAL TERMS AND CONDITIONS of the loan. The funds will be disbursed in one lump sum. The Lender shall no longer be required to pay out the funds of the Credit if all the conditions, terms and special provisions have not been fulfilled by the date specified in the SPECIFIC TERMS AND CONDITIONS of the Loan if, all such conditions having been fulfilled, the funds have not been used in full within the same period of time. The same shall apply if one of the causes of mandatory early repayment has occurred and in the event of non-execution of the Borrower’s previous commitments to the Lender.

PERFORMANCE OF THE PROGRAM

The Borrower undertakes to carry out the entire program listed in the PURPOSE section of the SPECIFIC TERMS AND CONDITIONS of the loan and to provide the Lender with justification at first request.

SEPA DEBIT

The Borrower undertakes to maintain in favor of the Lender, throughout the duration of the credit, the option to proceed to the payment by SEPA debit of all sums due on the bank or postal account designated on the mandate signed by the Borrower and submitted prior to the disbursement of the credit. The Borrower acknowledges and accepts that the first debit may be presented by the Lender, subject to compliance with a minimum period of 5 (five) business days from the date of signature of this deed. In the event of a change of bank or postal address, the Lender must be notified of such change at least one month prior to the next due date and a new bank statement must be attached to the application.

PLACE OF PAYMENT

Repayment of the principal amount of this credit and payment of interest and other accessories shall be made at the head office of the Lender. There shall be no dispute as to the due dates.

INDEMNITIES

In the event of non-payment on the due date of any amount that has become due, the Lender shall be entitled, irrespective of any interest due for late payment, to compensation for collection costs equal to two percent of the unpaid amount.

In the event that the Lender is obliged to produce to an order or distribution by contribution, to issue a summons, to exercise or participate in any proceedings, whether a bankruptcy proceedings or not, the

Contract n° DOS0078073/00

Lender shall be entitled, in order to cover the costs of managing the case through its legal department, to an indemnity calculated, based on the amount of the claim due and equal to two thirds of the amount of the fee, according to the scale in force at the date of calculation, to the court-appointed administrators in the event of the approval of a transfer plan in the course of receivership or liquidation proceedings, with a legal minimum of EUR 765 (seven hundred and sixty-five euros).

AUDIT

The Borrower acknowledges and agrees that the European Investment Fund (“EIF”), the agents of the EIF, the European Investment Bank (“EIB”), the European Court of Auditors (“Court of Auditors”), the European Commission, the agents of the European Commission (including the European Anti-Fraud Office (“OLAF”)° and any other institution or body of the European Union is entitled to verify the use of the Guarantee in the context of the InnovFin SME Guarantee and any other body duly authorized by law to carry out audits and control activities (collectively, the “Concerned Parties”) shall have the right to carry out audits and controls and to request information from Bpifrance or the Borrower on this Agreement and its performance, including in the event of opposition to the publication of information by the Borrower. The Borrower undertakes to allow control visits and inspections by the Concerned Parties with respect to its business activities, books and records. Provided that such controls and inspections may be conducted on site, the Borrower authorizes the Concerned Parties to access its buildings during normal business hours.

TRANSFER OF RECEIVABLES

Claims arising or to arise under this contract may be assigned without prior information or agreement of the Borrower:

•

to the Banque de France, within the framework of the TRICP procedure for the mobilization of private receivables eligible for Eurosystem credit operations, in accordance with the provisions of article L. 211-36-1 of the French Monetary and Financial Code,

•

to a securitization body, in accordance with the legal and regulatory provisions in force. The transfer of the securities guaranteeing each claim, including, where applicable, the beneficiary of the insurance, will be carried out automatically to the benefit of the said institution, in accordance with the provisions of the law and regulations in force.

INFORMATION DISCLOSURE AUTHORIZATION AND CONFIDENTIALITY

Borrower acknowledges, consents and authorizes the Lender to disclose to the other entities of the Bpifrance group, as well as to the State, more particularly to the Commissariat Général de l’Investissement, to the Collectivites Territoriales, to the EIF and to the European Investment Bank (EIB), if applicable to the European Commission, and generally to all Lenders, directly or indirectly involved in the present financing, the identification data concerning it and all information necessary for the monitoring, management and assessment of the operation. With regard to publications relating to loans above EUR 1,000,000 (one million euros), made by the EIF, any refusal of publication is expressly notified in the offer letter by the Borrower. The Borrower acknowledges that the European Commission may request explanations directly from Bpifrance or from the Borrower in the event that the Borrower refuses to authorize the EIF to publish on its website or in the press information concerning the Borrower and the characteristics of the loan granted.

Contract n° DOS0078073/00

PERSONAL DATA PROTECTION

The personal data collected as part of the present contract and its performance are compulsory for the processing and management of the operation in question and in particular for its computer processing carried out under the responsibility of Bpifrance Financement.

Bpifrance Financement, or any other entity of the Bpifrance Group, may use the data for commercial prospecting purposes, in particular to inform about new products or changes to existing products.

They may also, by express agreement, be used or communicated to partners, or third parties involved in the performance of the services concerned.

In accordance with the applicable regulations, in particular the European Regulation 2016/679, known as the General Data Protection Regulation (GDPR) and the national provisions on data processing, data files and freedoms, the persons whose personal data are collected are entitled to a right of access to, rectification of, deletion of and opposition to, for legitimate reasons, information concerning them. These rights can be exercised by sending a letter to Bpifrance Financement and to the EIF:

•	Bpifrance Financement, Directorate of Computer Systems, department SIAQ, at 27-31 AVENUE DU GENERAL LECLERC - 94710 - MAISONS-ALFORT CEDEX

•	The European Investment Fund, Data Protection Officer, 15 avenue J.F. Kennedy, L-2968 Luxembourg, Grand-Duche de Luxembourg

Finally, these persons have the right to file a claim with the National Commission for Information Technology and Freedom (Commission Nationale de l’Informatique et des Libertes or “CNIL”).

FEES

The Borrower is responsible for the costs of this contract and is obliged to pay them.

In addition, the costs that will result from or as a consequence of this contract, and in particular the remunerations due as a result of the modifications made to the contract or as a consequence of the contractual or non-contractual services, shall also be borne by the Borrower, who shall be obliged to pay them in accordance with the scale in force on the date of notification of the decision by the Lender of the operation giving rise to its costs. The rates are published on the site Bpifrance.fr.

DECLARATION

On the date of signature of this loan agreement, the Borrower makes the declarations stipulated in this article (Declarations) in favor of the Lender:

1.

The Borrower does not engage in research activities that are linked to illegal activities under French legislation (including national legislation, European Union and international legislation, encompassing the European Union Charter of Fundamental Rights and Convention on Human Rights and its successive Protocols).

2.	The Borrower does not engage in research activities related to one or more of the following research areas:

a.	Research activity aimed at human cloning for reproductive purposes,

b.	Research activity aimed at permanently modifying the human genetic heritage, in order to make these changes hereditary (excluding research related to gonadal cancer treatment),

Contract n° DOS0078073/00

c.	Research activity aimed at creating human embryos solely for the purpose of stem cell procurement, including by somatic cell nuclear transfer,

d.	Research activity that is prohibited in all Member States, and,

e.	Research activity that is prohibited in a Member State, in which the Borrower or the Lender, as applicable, is established or operating.

3.

The Borrower is not in a state of suspension of payments or has not started a bankruptcy proceedings, and in this context, has not entered into any agreement during the 5 (five) years prior to the date of signature of the present loan agreement with its creditors, has not ceased its activity, and is not in any similar situation resulting from a procedure of the same nature existing in national laws and regulations.

4.

The Borrower has not been subject, during the last 5 (five) years prior to the date of signature of the present loan agreement, to a sentence pronounced by a court of a Member State of the European Union and having the force of res judicata (i.e. against which there is no longer any possible appeal) for any offence affecting its professional ethics which would affect its ability to fulfil its obligations under the contract. This provision also applies to persons having power of representation, decision, or control over the Borrower.

5.

The Borrower has not been subject to a judgment having the force of res judicata for fraud, corruption, participation in a criminal organization, money laundering or any other illegal activity detrimental to the financial interests of the European Union during the last five (5) years preceding the date of signature of the present loan agreement; this provision also applies to persons having power of representation, decision or control over the Borrower.

6.

The Borrower does not have an establishment in a jurisdiction classified as “non-compliant” by the Organisation for Economic Co-operation and Development (OECD) and its Global Forum on Transparency and Exchange of Information for Tax Purposes.

7.

The Borrower is not a listed company, it being understood that the Borrower may be listed on a “multilateral trading facility (MTF)” within the meaning of article 4, paragraph 1, point 15 of Directive 2004/39/EC.

8.	The Borrower is up to date in its payments to the Tax Authorities and the Social Security and Family Allowance Funds.

9.

No important event of a legal, financial or commercial nature having major consequences on the business, assets or profitability of the Borrower or its subsidiaries, which has not been brought to the Lender’s attention prior to the conclusion of this agreement, is in progress or, to the Borrower’s knowledge, imminent or foreseeable.

10.	To the Borrower’s knowledge, no proceedings, actions, processes or administrative procedures are pending that could have material adverse effects on its business, assets or financial position.

11.	The Borrower certifies that it is not, to its knowledge, in a situation of exclusion from the European Investment Fund (“the EIF”).

The foregoing declarations, with the exception of declarations 4., 5., 6. and 7. shall be deemed to be repeated at all times during the term of this loan agreement.

If any of the foregoing statements are no longer accurate at any time during the life of this loan agreement, the Borrower agrees to notify the Lender immediately by mail.

Contract n° DOS0078073/00

CONSERVATION COMMITMENTS

As of the date of signature of this loan agreement until December 31, 2037, the Borrower makes the following covenants to the Lender:

•	The Borrower undertakes to draft, update and make available at all times to the Parties Concerned, the following documents:

•	the information necessary to control the compliance of the use of the InnovFin guarantee with the obligations set forth in this loan agreement;

•	the information necessary to control the proper implementation of the provisions of this loan agreement,

•	proof of the financial benefit provided by the lnnovFin guarantee for SMEs (indicated in the loan offer letter), and

•	any other information reasonably requested by a Concerned Party.

•	The Borrower undertakes to keep and be able to produce all documents necessary for the implementation of this loan agreement, including inspections by the Concerned Parties.

OTHER COMMITMENTS

As of the date of signature of this loan agreement and until all amounts (principal, interest, commissions, fees and ancillary expenses) owed by the Borrower to the Lender under this loan agreement have been paid in full and repaid, the Borrower covenants to the Lender as set forth below:

•

The Borrower undertakes to comply in all aspects with all laws and regulations (whether national or European Union laws and regulations) applicable, provided that non-compliance with such laws and regulations would (i) affect its ability to perform its obligations under this loan agreement; or (ii) adversely affect the interests of the European Investment Fund, the European Commission or the European Investment Bank under the InnovFin Guarantee for SMEs.

•

The Borrower undertakes not to commit any infringement of a provision of European Union law resulting from an act or omission by the Borrower which has the effect of prejudicing the general budget of the European Union or budgets managed by it, either by the reduction or elimination of revenue from resources earned directly on behalf of the European Union through unjustified expenditure, and no fraud (including fraud affecting the financial interests of the European Union).

•

The Borrower undertakes to comply at all times with the relevant standards and legislation in force on the prevention of money laundering, the fight against terrorism and tax evasion and (ii) not (otherwise than as a result of events or circumstances beyond the Borrower’s control) to establish itself in a jurisdiction classified as “non-compliant” by the Organisation for Economic Co-operation and Development (OECD) and its Global Forum on Transparency and Exchange of Information for Tax Purposes.

Contract n° DOS0078073/00

COMPLIANCE WITH ECONOMIC SANCTIONS REGULATIONS

The Borrower undertakes to comply with all Sanctions Regulations and not to use, lend, invest, or otherwise make available, directly or indirectly, the Loan Proceeds (i) in a Sanctioned Country or (ii) in a manner that would result in a violation by the Borrower of the Sanctions Regulations.

The Borrower, its subsidiaries, their respective representatives, officers, directors and employees (i) are not currently subject to the Sanctions Regulations, (ii) are not currently located, organized or residing in a country whose territory is subject to any of the Sanctions Regulations and (iii) do not engage in activities that would be prohibited by the Sanctions Regulations.

For the purposes of this clause:

Sanctions Regulations means the restrictive measures adopted, administered, imposed or implemented by the Security Council of the United Nations and/or the European Union and/or the French Republic through the Ministry of Finance (Direction Générale du Trésor) and/or the United States (U.S.) Government through the Office of Foreign Assets Control (OFAC) of the U.S. Treasury and/or the Bureau of Industry and Security of the U.S. Department of Commerce and/or the United Kingdom through Her Majesty’s Treasury and/or any other equivalent authority imposing restrictive measures, to the extent that those are applicable.

Loan proceeds means the loan granted and the proceeds resulting from its use.

Sanctioned Country means any country whose territory is subject, under the Sanctions Regulations, to general restrictions on exports, imports, investments, or financing. As of the date of this contract, the Sanctioned Countries are North Korea, Cuba, Iran, Sudan, Syria and the territory of Crimea, it being understood that this list may be subject to change.

FIGHT AGAINST CORRUPTION

The Borrower undertakes to comply with all Anti-Corruption Regulations and not to use the loan in transactions that constitute or contribute to an act of bribery or influence peddling.

To the extent that the Borrower is subject to the provisions of Article 17 of Law No. 2016-1691 related to Transparency, Fight against Corruption and Modernization of Economic Life, the Borrower declares that it has taken all necessary measures, including the adoption and implementation of adequate procedures and codes of conduct to prevent any violation of such laws and regulations relating to the fight against corruption and influence peddling.

Anti-Corruption Regulations means (i) all applicable French legal provisions relating to the fight against corruption and influence peddling, in particular those contained in Book IV, Title III “Offences against the authority of the State” and Title IV “Offences against public trust” of the Criminal Code and (ii) foreign regulations relating to the fight against extraterritorial corruption, in particular American regulations (Foreign Corrupt Practices Act) and the UK Bribery Act to the extent applicable.

HARDSHIP

The parties have agreed by mutual agreement to expressly waive the provisions of article 1195 of the Civil Code.

APPLICABLE LAW

The applicable law to this contract is French law.

Contract n° DOS0078073/00

JURISDICTION

In the absence of amicable settlement, any dispute arising in connection with the interpretation or application of the contract will be submitted to the jurisdiction of the Paris Court of Appeal.

NOTICE

For performance, notifications shall be sent to:

•	for the Borrower (and the intervening parties), at its domicile or registered office,

•	for the Lender, at its registered office :

27-31 AVENUE DU GENERAL LECLERC

94710 MAISONS-ALFORT CEDEX

This contract is signed electronically in accordance with the provisions of articles 1366 and 1367 paragraph 2 of the French Civil Code.

Made in Nancy, on 10/04/2018

In as many original copies as there are parties.

/s/ Stephane van Rooijen                                                                                         /s/ Clément Back

DYNACURE                                                                                                          BPIFRANCE FINANCEMENT

Contract n° DOS0078073/00

DYNACURE

300 BOULEVARD SEBASTIEN BRANT

67400 ILLKIRCH GRAFFENSTADEN

On 10/22/2018

REPAYMENT SCHEDULE

(This table replaces any previous table, if applicable)

References to be included in all communications: Mode of payment: Direct debit	Client no: [XXX] File no: [XXX] Client name: DYNACURE (ILLKIRCH GRAFFENSTADEN) Account details (RIB): [XXX]

Section no: Due dates no: Fixed rate:	7 1 4,07%	Capital to be repaid: EUR 500,000.00

No	Date	Capital	Interests	Total	Due capital after payment
1	12/31/2018	0,00	3 900,42	3 900,42	500 000,00

Section no: Due dates no: Fixed rate:	10 12 4,07%	Capital to be repaid: EUR 500,000.00 Frequency: Quarterly

Contract n° DOS0078073/00

No	Date	Capital	Interests	Total	Due capital after payment
2	03/31/2019	0,00	5 087,50	5 087,50	500 000,00
3	06/30/2019	0,00	5 087,50	5 087,50	500 000,00
4	09/30/2019	0,00	5 087,50	5 087,50	500 000,00
5	12/31/2019	0,00	5 087,50	5 087,50	500 000,00
6	03/31/2020	0,00	5 087,50	5 087,50	500 000,00
7	06/30/2020	0,00	5 087,50	5 087,50	500 000,00
8	09/30/2020	0,00	5 087,50	5 087,50	500 000,00
9	12/31/2020	0,00	5 087,50	5 087,50	500 000,00
10	03/31/2021	0,00	5 087,50	5 087,50	500 000,00
11	06/30/2021	0,00	5 087,50	5 087,50	500 000,00
12	09/30/2021	0,00	5 087,50	5 087,50	500 000,00

References to be included in all communications:	Client no: [XXX] File no: [XXX]
Client name: DYNACURE (ILLKIRCH GRAFFENSTADEN)

Mode of payment: Direct debit	Account details (RIB): [XXX]

No	Date	Capital	Interests	Total	Due capital after payment
13	12/31/2018	0,00	5 087, 50	5 087, 50	500 000,00

Section no:	11	Capital to be repaid:	EUR 500,000.00

Deadline no:	20	Frequency:	Quarterly

Fixed rate:	4,07%

No	Date	Capital	Interests	Total	Due capital after payment
14	31/03/2022	25 000,00	5 087,50	30 087,50	4750 000,00
15	30/06/2022	25 000,00	4 833,13	29 833,13	450 000,00
16	30/09/2022	25 000,00	4 578,75	29 578,75	425 000,00
17	31/12/2022	25 000,00	4 324,38	29 324,38	400 000,00
18	31/03/2023	25 000,00	4 070,00	29 070,00	375 000,00
19	30/06/2023	25 000,00	3 815,63	28 815,63	350 000,00
20	30/09/2023	25 000,00	3 561,25	28 561,25	325 000,00
21	31/12/2023	25 000,00	3 306,88	28 306,88	300 000,00
22	31/03/2024	25 000,00	3 052,50	28 052,50	275 000,00
23	30/06/2024	25 000,00	2 798,13	27 798,13	250 000,00
24	30/09/2024	25 000,00	2 543,75	27 543,75	225 000,00
25	31/12/2024	25 000,00	2 289,38	27 289,38	200 000,00
26	31/03/2025	25 000,00	2 035,00	27 035,00	175 000,00
27	30/06/2025	25 000,00	1 780,63	26 780,63	150 000,00

Contract n° DOS0078073/00

28	30/09/2025	25 000,00	1 526,25	26 526,25	125 000,00
29	31/12/2025	25 000,00	1 271,88	26 271,88	100 000,00
30	31/03/2026	25 000,00	1 017,50	26 017,50	75 000,00
31	30/06/2026	25 000,00	763,13	25 763,13	50 000,00
32	30/09/2026	25 000,00	508,75	25 508,75	25 000,00
33	31/12/2026	25 000,00	254,38	25 254,38	0,00

Bpifrance Financement

SA with a share capital of 839 907 320 euros - 320 252 489 RCS CRETEIL - N° TVA FR 27 320 252 489

Registered office: 27-31 Avenue du General Leclerc- 94710 Maisons-Alfort Cedex- Tel.: 01.41.79.80.00- Fax: 01.41.79.80.01 - bpifrance.fr

Contract n° DOS0078073/00

Service Innovation et lmmateriel

9 rue Pierre Chalnot

cs 40375

54007 NANCY CEDEX

Tel : 03.83.674.674 - Fax : 01.41.79.93.17

DYNACURE

300 BOULEVARD SEBASTIEN BRANT

67400 ILLKIRCH GRAFFENSTADEN

To the attention of [XXX]

On 10/22/2018

Group Contract CNP No. [XXX]

Bpifrance Financement References

Insurance no:          [xxx]

Insured capital:       EUR 500 000

Client Reference:    [XXX] – DYNACURE

File Reference:        DOS0078073/00 - DYNACURE

Case followed by:    [XXX]

                                   Tel: [XXX]

Madam,

You have requested your affiliation to the above referenced Group insurance contract in order to guarantee a loan of EUR 500,000 granted by our Establishment to DYNACURE, in the event of Death/Total and Irreversible Loss of Autonomy.

Bpifrance will soon proceed with the deduction(*) of the first premium, amounting to 335.42 euros, covering the period from 22 October to 31 December 2018.

If your admission to the insurance is refused or has reservations for the Total and Irreversible Loss of Autonomy guarantee, you will be informed by registered letter with acknowledgement of receipt within the next few days by our broker advisor, [XXX].

As of January 1, 2019, the annual premium of 1,750 euros will be recovered in the same way until the last maturity date of the above-mentioned loan (depending on this last maturity date, the amount of the final instalment may be calculated on a pro rata basis), or until the age limit of the guarantee as notified to you under the general terms and conditions that have been issued to you.

We remind you, on the one hand, that the guarantees will be effective when the premium has been paid on the due date and, on the other hand, that any unpaid premium could lead to the suspension of the effects of your insurance in accordance with articles L. 113-3 and L. 132-20 of the Insurance Code (see page 2).

Contract n° DOS0078073/00

Any refusal or reservations on the scope of these guarantees will be notified to you by registered letter with acknowledgement of receipt by our broker advisor.

Please accept, Madam, our best regards.

Jessica BRAYDA

Manager

/s/ Jessica Brayda

Bpifrance Financement

SA with a share capital of 839 907 320 euros - 320 252 489 RCS CRETEIL - N° TVA FR 27 320 252 489

Contract n° DOS0078073/00

Registered office: 27-31 Avenue du General Leclerc- 94710 Maisons-Alfort Cedex- Tel.: 01.41.79.80.00- Fax: 01.41.79.80.01 - bpifrance.fr

Contract n° DOS0078073/00